UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

Rudolph Technologies, Inc.
(Exact name of registrant as specified in its charter)
DELAWARE	000-27965	22-3531208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Rudolph Road, P.O. Box 1000, Flanders, NJ 07836
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (973) 691-1300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

        On August 6, 2009, Rudolph Technologies, Inc. issued a press release reporting its financial results for the three and six months ended June 30, 2009.  The press release is attached hereto as Exhibit 99.1.

        The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

            (d)  Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 6, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release issued August 6, 2009

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rudolph Technologies, Inc.

Date: August 6, 2009	By: /s/ Paul F. McLaughlin
Paul F. McLaughlin Chairman and Chief Executive Officer

EXHIBIT 99.1

RUDOLPH TECHNOLOGIES ANNOUNCES SECOND
QUARTER REVENUE INCREASES 39% EXCEEDING GUIDANCE

FLANDERS, NJ (August 6, 2009) - Rudolph Technologies, Inc. (Nasdaq: RTEC), a leading provider of process characterization equipment and software for wafer fabs and advanced packaging facilities, today announced financial results for the second quarter of 2009.

Highlights include:

  Second quarter revenue of $15.3 million, above internal forecasts and up 39% quarter-over- quarter

  Second quarter GAAP loss per share of $0.28; Non-GAAP loss per share of $0.18

  Continued focus on cash has limited Q2 decrease to just $1.4 million, lower than guidance resulting in an ending cash and marketable securities balance of $72.3 million

  After the quarter, closed on the purchase of Adventa Control Technologies, Inc.

Discussing the second quarter results, Paul F. McLaughlin, Chairman and Chief Executive Officer commented, "We were extremely pleased as the quarter progressed and our business continued to strengthen particularly our portfolio of back-end products and services. There was strength across our full line-up of new tools, led by our new bump metrology and inspection products. Most important, that back-end upward momentum continued in July and we are beginning to get more positive on front-end growth for second half of 2009 as well.

On August 3, we closed on the purchase of Adventa Control Technologies of Plano, TX. This acquisition is a strategic purchase of a company with an uninterrupted eleven year history of profitable operations. We will name this operation the Process Control Group (PCG), move it to our facility in Richardson, TX and make it part of our Data Analysis & Review Business Unit. We are forecasting PCG to be accretive immediately. Rudolph paid $5 million in cash for Adventa, which was approximately 85% of Trailing Twelve Month (TTM) revenues. These revenues have been severely depressed due to macro-economic issues, as has been the case for Rudolph's revenues in the corresponding TTM period, and are down from peak revenues of approximately $14 million. We see excellent growth opportunities with PCG, not only for its much-admired Fault Detection & Classification and Run-to-Run control software, but also for the positive effects it will have on our tool businesses," McLaughlin concluded.

The Company's second quarter revenue totaled $15.3 million, a 39 percent increase compared to $11.1 million for the first quarter of 2009. During the second quarter, international sales represented approximately 78 percent of revenue while domestic sales accounted for 22 percent. In the 2009 first quarter, international sales represented approximately 48 percent of revenue and domestic sales accounted for 52 percent. The significant shift in international sales is due to the recovery of our back-end business, which is primarily located in Asia.

Net loss for the second quarter of 2009 was $8.6 million or $0.28 per share, compared to a net loss of $10.1 million or $0.33 per share in the first quarter of 2009. Excluding the impact of $3.0 million in non-GAAP adjustments, which includes under-utilized manufacturing facilities costs, litigation expenses, tax adjustments, as well as other charges detailed in the attached financial table, the second quarter non-GAAP net loss was $5.6 million or $0.18 per share. The first quarter 2009 net loss included similar items in addition to an accounts receivable write-down and restructuring charges all totaling $3.4 million or $0.11 per share.

Second quarter gross margin was 35 percent and was negatively impacted by under-utilized manufacturing facilities costs and acquired inventory sold in the quarter that was written up to fair value in purchase accounting. Excluding these items, gross margins would have been approximately 44 percent in the 2009 second quarter.

Research and development (R&D) expenses for the second quarter totaled $6.0 million, compared to $6.7 million in the first quarter of 2009. The quarter-over-quarter decrease in R&D was due to reduced compensation cost, lower project costs as part of the Company's cost reduction efforts and lower litigation costs.

Selling, general and administrative (S,G&A) expenses totaled $7.8 million in the 2009 second quarter compared to $6.3 million in the first quarter of 2009. The quarter-over-quarter increase in S,G&A was primarily due to foreign currency exchange losses as the U.S. dollar weakened against currencies where the Company maintains foreign operations. In the 2009 first quarter, the Company had recorded foreign currency exchange gains.

In reaction to the slowdown in the semiconductor industry, the Company continues to look for opportunities to reduce ongoing operating expense. Including the Adventa operations, the Company currently anticipates that operating expenses in the third quarter of 2009 will be approximately $13.5 to $15 million, excluding acquisition related charges.

Balance Sheet Strength

Cash and marketable securities at June 30, 2009 totaled $72.3 million, down $1.4 million from prior quarter, but better than the Company's previous guidance. Improvements in inventory, which decreased $2.6 million, and accounts receivable, which decreased $0.3 million, compared to the 2009 first quarter contributed to the lower cash burn. Also contributing to the strong cash balance was the receipt of an income tax refund and settlement of a portion of the escrow balance from the Applied Precision acquisition. Working capital ended the quarter at $133.8 million.

Conference Call

Rudolph Technologies will discuss its 2009 second quarter results, on a conference call it is hosting today at 4:45 PM EDT. A live webcast will also be available to investors on the Company's website at www.rudolphtech.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software.

Discussion of Non-GAAP Financial Measures

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of under-utilized manufacturing facilities costs, litigation fees, accounts receivable write-offs, acquisition related expenses, share based compensation, and restructuring costs. We believe that this presentation of non-GAAP financial measures allows investors to better assess the Company's operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. To that end, non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, GAAP financial measures. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.

About Rudolph Technologies

Rudolph Technologies is a worldwide leader in the design, development, manufacture and support of high-performance process control metrology, defect inspection and process control software used by semiconductor device manufacturers. Rudolph provides a full-fab solution through its families of proprietary products that provide critical yield-enhancing information, enabling microelectronic device manufacturers to drive down costs and time to market. Rudolph has enhanced the competitiveness of its products in the marketplace by anticipating and addressing many emerging trends driving the semiconductor industry's growth. Rudolph's strategy for continued technological and market leadership includes aggressive research and development of complementary metrology and inspection solutions. Headquartered in Flanders, New Jersey, Rudolph supports its customers with a worldwide sales and service organization. Additional information can be found on the Company's website at www.rudolphtech.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act") which include Rudolph's business momentum and future growth; the benefit to customers of Rudolph's products and customer service; Rudolph's ability to both deliver products and services consistent with our customers' demands and expectations and strengthen its market position; Rudolph's expectations regarding the company's anticipated revenue as a result of the acquisition; Rudolph's expectations regarding its operating expenses; as well as other matters that are not purely historical data. Rudolph wishes to take advantage of the "safe harbor" provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Rudolph's control. Such factors include, but are not limited to, the company's ability to leverage its resources to improve its position in its core markets; the businesses of Rudolph and Adventa may not be integrated successfully, which may result in the resultant business not operating as effectively and efficiently as expected or such integration may be more difficult, time-consuming or costly than expected; expected combination benefits from the acquisition may not be fully realized or realized within the expected time frame; revenues following the acquisition may be lower than expected; costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the consummation of the acquisition; the businesses of the companies may suffer as a result of uncertainty surrounding the transaction; or additional selling, general and administrative or research and development expenses may be incurred. Additional information and considerations regarding the risks faced by Rudolph are available in Rudolph's Form 10-K report for the year ended December 31, 2008 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Rudolph's current expectations, the company cannot guarantee any related future results, levels of activity, performance or achievements. Rudolph does not assume any obligation to update the forward-looking information contained in this press release.

For more information, please contact:

Investors:
Steven R. Roth
973.448.4302
steven.roth@rudolphtech.com

Trade Press:
Virginia Becker
952.259.1647
virginia.becker@rudolphtech.com

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) - (Unaudited)

	June 30,	December 31,
	2009	2008
		(Audited)

ASSETS
Current assets
Cash and marketable securities	$ 72,301	$ 78,284
Accounts receivable, net	14,501	21,764
Inventories	53,989	57,076
Prepaid and other assets	5,011	6,324
Total current assets	145,802	163,448
Net property, plant and equipment	16,703	19,053
Intangibles	9,079	9,654
Other assets	4,618	5,277
Total assets	$ 176,202	$ 197,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$ 6,387	$ 7,169
Other current liabilities	5,636	8,591
Total current liabilities	12,023	15,760
Non-current liabilities	5,483	5,584
Total liabilities	17,506	21,344
Stockholders' equity	158,696	176,088
Total liabilities and stockholders' equity	$ 176,202	$ 197,432

(tables to follow)

RUDOLPH TECHNOLOGIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Revenues	$ 15,341	$ 38,416	$ 26,402	$ 75,626
Cost of revenues	9,935	20,695	18,712	42,790
Gross profit	5,406	17,721	7,690	32,836
Operating expenses:
Research and development	6,022	8,443	12,765	16,240
Selling, general and administrative	7,815	10,537	14,149	19,631
Amortization	286	1,726	575	3,394
Total operating expenses	14,123	20,706	27,489	39,265
Operating loss	(8,717)	(2,985)	(19,799)	(6,429)
Interest income and other, net	48	171	172	552
Benefit for income taxes	(44)	(829)	(948)	(2,246)
Net loss	$ (8,625)	$ (1,985)	$ (18,679)	$ (3,631)

Net loss per share:

Basic	$ (0.28)	$ (0.06)	$ (0.61)	$ (0.12)
Diluted	$ (0.28)	$ (0.06)	$ (0.61)	$ (0.12)

Weighted average shares outstanding:

Basic	30,957	30,669	30,814	30,560
Diluted	30,957	30,669	30,814	30,560

(table to follow)

RUDOLPH TECHNOLOGIES, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (In thousands, except per share amounts) - (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

GAAP operating loss	$ (8,717)	$ (2,985)	$ (19,799)	$ (6,429)
Non-GAAP adjustments:
Idle facility costs	1,057	-	2,293	-
Litigation costs	248	-	947	-
Asset write-downs (1)	-	-	454	681
Acquisition related expenses (2)	213	1,087	319	2,017
Restructuring expenses (3)	-	-	135	-
Share-based compensation	867	841	1,611	1,596
Total non-GAAP adjustments	2,385	1,928	5,759	4,294
Non-GAAP operating loss	$ (6,332)	$ (1,057)	$ (14,040)	$ (2,135)

GAAP net loss	$ (8,625)	$ (1,985)	$ (18,679)	$ (3,631)
Total non-GAAP adjustments	2,385	1,928	5,759	4,294
Income tax effect of non-GAAP adjustments (4)	(882)	(694)	(2,130)	(1,546)
Tax valuation allowances and other tax adjustments (5)	1,509	-	2,757	-
Non-GAAP net loss	$ (5,613)	$ (751)	$ (12,293)	$ (883)

Non-GAAP net loss per share:
Basic	$ (0.18)	$ (0.02)	$ (0.40)	$ (0.03)
Diluted	$ (0.18)	$ (0.02)	$ (0.40)	$ (0.03)

1) During the six months ended June 30, 2009, the Company recorded an accounts receivable write-down of $0.5 million. In the six months ending June 30, 2008, the Company recorded a write-down of inventory of $0.7 million.
2) During the three and six months ended June 30, 2009, the Company recorded acquisition expenses of $0.2 million and $0.3 million, respectively, for inventory written-up to fair value in purchase accounting charges. In the three and six months ended June 30, 2008, the Company recorded charges for inventory written-up to fair value in purchase accounting, integration costs and stay bonuses of $1.1 million and $2.0 million, respectively.
3) During the six months ended June 30, 2009, the Company recorded restructuring expenses of $0.1 million for severance charges.
4) The income tax effect was based on a tax rate of 37% and 36% for the June 30, 2009 and 2008 periods, respectively.
5) During the three months ended June 30, 2009, the Company recorded tax return true-up adjustments of $0.6 million.

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